                                                              Exhibit (D)(10)(I)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                        MAXIMUM OPERATING EXPENSE LIMIT PERCENTAGE
                                          (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                     -----------------------------------------------
NAME OF FUND*                        Class A   Class B   Class C   Class I   Class O
------------                         -------   -------   -------   -------   -------
ING Global Real Estate Fund           1.75%     2.50%     2.50%     1.50%     1.75%
Initial Term Expires March 1, 2006

ING International Real Estate Fund    1.50%     2.25%     2.25%     1.25%      N/A
Initial Term Expires March 1, 2007

                                                                              HE
                                                                              HE

Effective Date: February 28, 2006

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.


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